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                                                               EXHIBIT 10.17
                                                               PLEXUS 2000 10-K

                                  PLEXUS CORP.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


         PLEXUS CORP., a Wisconsin corporation, hereby establishes the Plexus Corp. Executive Deferred Compensation Plan, to provide deferred compensation benefits to a select group of management and highly compensated employees of the Company and its participating affiliates.


                                    SECTION 1
                                   DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         1.1   "Administrator" shall mean the Company, as provided in the
Section 7.1.

         1.2 "Beneficiary" shall mean any one or more primary or secondary beneficiaries designated in writing by the Participant on a form provided by the Company to receive any benefits which may become payable under this Plan on or after the Participant's death. The Participant shall have the right to name, change or revoke his designation of Beneficiary on a form provided by the Company. The designation on file with the Company at the time of the Participant's death shall be controlling. Should the Participant fail to make a valid Beneficiary designation or leave no named Beneficiary surviving, any benefits due shall be paid to the Participant's spouse, if living; or if not living, then to the Participant's estate.

         1.3 "Board" or "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.5   "Company" shall mean Plexus Corp., a Wisconsin corporation.

         1.6 "Compensation" shall mean gross cash compensation, including wages, bonuses, overtime payments, payments for incentive compensation, and other special payments, except to the extent that any item of compensation is specifically excluded by the Company (through its Board of Directors or or otherwise) or is otherwise expressly excluded in some other written agreement or plan of the Company or an Employer.


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         1.7   "Compensation Deferrals" shall mean the amounts credited to
Participants' Accounts under the Plan pursuant to their deferral elections made in accordance with Section 3.2.

         1.8 "Disability" or "Disabled" shall mean the absence of the Employee from the Employee's duties with the Employer on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or accident which is determined to be of continued and indefinite duration and to render the Employee unable to continue in the regular duties of his job. If necessary, such determination shall be made by a physician selected by the Employee or his legal representatives and acceptable to the Company, with the Company's agreement as to acceptability not to be withheld unreasonably.

         1.9 "Effective Date" shall mean May 1, 2000, the effective date of the Plan.

         1.10 "Employee" shall mean an employee of an Employer who the Administrator determines is eligible to participate in the Plan. The Administrator may make such determination by named individual or employment classification.

         1.11 "Employer" shall mean the Company and any affiliate of the Company which adopts this Plan as to its Employees, with the approval of the Company.

         1.12 "Employer Contributions" shall mean the amounts credited to Participants' Accounts by the Employer in accordance with Section 4. An Employer may choose to credit different Employer Contribution amounts to different Participants in any Plan Year and/or may choose to credit no Employer Contributions to one or more Participants in any Plan Year.

         1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.14 "Participant" shall mean an Employee who has become a Participant in the Plan pursuant to Section 2.1 and has not ceased to be a Participant pursuant to Section 2.2. Each Participant shall be designated, at the time of initial participation, as a "Zero Return Participant" or an "Interest Participant." All Zero Return and Interest Participants shall be identified on
Schedule I attached to the Plan.

         1.15 "Participant's Account" or "Account" shall mean, as to any Participant, the separate account maintained on the books of the Employers in order to reflect his or her interest under the Plan. The Administrator shall maintain separate Accounts to reflect a Participant's interest in Employer Contributions and Compensation Deferrals under the Plan (referred to respectively as the "Employer Contributions Account" and the "Compensation Deferral Account").

         1.16 "Plan" shall mean the Plexus Corp. Executive Deferred Compensation Plan, as set forth in this document and as hereafter amended from time to time.


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         1.17  "Plan Year" shall mean the calendar year, except that the first
Plan Year shall be a short year commencing on the Effective Date and ending on December 31, 2000.


                                    SECTION 2
                                  PARTICIPATION

         2.1 Participation. Prior to the Effective Date or the beginning of any Plan Year (or upon initial hire), the Administrator shall designate which employees of the Employer are eligible to participate in the Plan and shall notify such Employees of their eligibility within a reasonable period of time prior to the date of their eligibility. Each designated Employee may become a Participant by electing to defer Compensation to the Plan pursuant to Section 3 and/or by the allocation of Employer Contributions to his Account pursuant to
Section 4.

         2.2 Termination of Participation. An Employee who has become a Participant shall remain a Participant until his or her entire Account balance is distributed. However, an Employee who has become a Participant may not be an active Participant making Compensation Deferrals and/or being credited with Employer Contributions for some or all of a particular Plan Year if the Administrator has terminated such individual's status as an Employee eligible to participate in the Plan. The Administrator may terminate an individual's status as an Employee at any time and for any reason. An employee's status as an Employee eligible to actively participate in the Plan shall automatically terminate upon the employee's termination of employment with the Employer and all affiliates.


                                    SECTION 3
                             COMPENSATION DEFERRALS

         3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 3.2, each Participant may elect to defer some or all of his Compensation and to have the amount of such deferrals credited to his Account under the Plan on the books of the Employer in accordance with such rules as the Administrator may establish. The Administrator may establish any rules and policies regarding Compensation Deferrals, including minimum and/or maximum deferral requirements, as it may determine in its sole discretion.

         3.2 Election to Defer Compensation. A Participant may elect, under the terms and conditions of the Plan, to defer a portion of such Participant's Compensation for a Plan Year. Such election shall be made by written notice to the Participant's Employer, in the time and manner specified by the Administrator and shall be irrevocable for the remainder of the Plan Year, except as otherwise provided by any rules adopted by the Administrator.



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         An election to defer Compensation shall be made prior to the first day of each Plan Year, which is before the beginning of the period of service for which such Compensation is earned. Notwithstanding the foregoing, in the case of any Employee who first becomes eligible to participate in the Plan upon the Effective Date, such election to defer Compensation shall be made before the Effective Date and shall apply to Compensation for services performed after the Effective Date. Further, in the case of a newly hired employee who is designated as an Employee eligible to participate in the Plan upon hire, the newly eligible Participant shall make an election to defer Compensation for services to be performed subsequent to the election within 30 days after the Employee's date of hire.

         3.3 Crediting of Compensation Deferrals. The amount of a Participant's Compensation Deferrals made pursuant to this Section 3 shall reduce the Participant's Compensation during the Plan Year and shall be credited to the Participant's Compensation Deferral Account as soon as practicable after the pay period for which the amounts (but for the deferral) would have been paid to the Participant.


                                    SECTION 4
                             EMPLOYER CONTRIBUTIONS

         4.1 Employer Contributions. The Employer may credit a Participant's Account under the Plan with a discretionary Employer Contribution in any Plan Year. The Employer is not required to credit Participant Accounts with an Employer Contribution in any Plan Year, and the Employer may credit different Employer Contribution amounts to different Participant Accounts in any Plan Year. The Employer Contributions credited to each Participant's Account for a Plan Year shall be set forth on Schedule II attached to the Plan.

         4.2 Crediting of Employer Contributions. The Employer Contributions credited on behalf of a Participant for any Plan Year shall be credited to such Participant's Employer Contribution Account at such times as determined by the Administrator.


                                    SECTION 5
                              PARTICIPANT ACCOUNTS

         5.1 Participant Accounts. For each Plan Year, at the direction of the Administrator, there shall be established and maintained on the books of the Employer, separate Accounts for each Participant to which shall be credited all Compensation Deferrals made by the Participant during such Plan Year, all Employer Contributions on behalf of such Participant for such Plan Year, and any gains or losses on amounts credited to such Account as described in Section 5.2 below.

         5.2 Deemed Gains and Losses on Accounts. The Accounts of each Participant who is classified by the Administrator as an Interest Participant shall be credited with gains and losses in


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accordance with the investment elections made by such Interest Participant among the deemed investment options made available by the Administrator. Notwithstanding the foregoing, in no event shall a Participant who is subject to
Section 16 of the Securities Exchange Act of 1934 be allowed to direct the investment of such Participant's Account into any deemed investment option which includes Company stock.

         The Account of each Participant who is classified by the Administrator as a Zero Return Participant shall not be credited with any gains and losses and shall not be increased by any fixed rate of interest.

         5.3 Participants Remain Unsecured Creditors. Participant Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to Participants under the Plan. Such Accounts shall be bookkeeping accounts only and no Participant or other person shall have any proprietary rights in any particular assets held by any Employer, whether or not held for the purpose of funding the Employer's obligation under this Plan. This Plan constitutes the mere promise of the Employer to make benefit payments in the future and the right of any Participant or other person to receive benefits under this Plan shall be an unsecured claim against the general assets of such Employer.

         5.4 Accounting Methods. Any accounting methods and/or formulae to be used under the Plan for the purpose of maintaining the Participant Accounts, including the calculation and crediting of any deemed investment gains or losses, shall be determined by the Administrator, in its sole discretion. Any such accounting methods and/or formulae selected by the Administrator may be revised from time to time.

         5.5 Vested Interest in Accounts. A Participant's interest in the balance credited to his Accounts (including any gains and losses credited to his Accounts, if such Participant is an Interest Participant) shall at all times shall be 100% vested and nonforfeitable.


                                    SECTION 6
                                  DISTRIBUTIONS

         6.1   Time for Distribution. Except as otherwise provided in this
Section 6, distribution of a Participant's Account shall commence within ninety days after the end of the Plan Year during which Participant terminates employment with the Employer and all affiliates for any reason (including retirement, death, disability, or other termination).

         6.2 Form of Payment. Each Participant who is classified by the Company as an Interest Participant and whose total vested account balance as of his date of termination is less than $50,000 and each Participant who is classified by the Company as a Zero Return Participant shall receive payment of the amount credited to his Account in the form of a single sum cash distribution, unless the Administrator determines otherwise under Section 6.3. Each Participant who is classified by the Company as an Interest Participant and whose total vested Account balance as of his date of


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termination equals or exceeds $50,000 shall receive payment of the amount credited to his Account in the form of substantially equal annual installment payments over a 10 year period. Each installment after the first installment shall be paid on the anniversary date of the first installment, or a soon as practicable thereafter, until the entire vested amount credited to the Participant's Account has been paid.

         6.3 Administrator Direction. Notwithstanding Sections 6.1 and 6.2 above, the Administrator reserves the right, in its sole discretion, to modify the timing and/or form of payment with respect to any Participant's Account under this Plan at any time and for any reason, even as to future payments under a form of payment which has already commenced. Further, the Administrator may establish its own rules regarding the payment of Accounts which may apply to some or all Accounts hereunder.

         6.4 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor or legally incompetent, the Administrator shall determine whether payment shall be made directly to the individual, any person acting as his or her custodian or legal guardian, his or her legal representative or a near relative, or directly for his or her support, maintenance or education. Such payment shall operate as a complete discharge of the obligations to such individual under the Plan.


                                    SECTION 7
                           ADMINISTRATION OF THE PLAN

         7.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA (the "Administrator"), unless it shall have appointed some other person, persons or entity to act as Administrator. The Administrator shall have the discretion and authority to control and manage the operation and administration of the Plan.

         7.2 Powers of Administrator. The Administrator shall have all powers and discretion to administer and interpret the Plan, including the discretion to decide all factual questions related to the Plan and to control its operation in accordance with its terms, and including, but not by way of limitation, the following powers:

               (a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

               (b) To make all determinations affecting the eligibility of any individual to become an Employee and/or to remain an Employee eligible to continue to make deferrals and receive allocations of Employer Contributions under the Plan;



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               (c) To cause one or more separate Accounts to be maintained for each Participant;

               (d) To cause Compensation Deferrals, Employer Contributions and any deemed investment gains or losses to be credited to Participants' Accounts in accordance with Section 5 of the Plan;

               (e) To decide all issues and questions regarding Account balances, and the time, form, manner, and amount of distributions to Participants.

               (f) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

               (g) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

               (h) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

         7.3 Administrator Discretion. The Administrator shall have full and complete discretionary authority to determine eligibility and benefits under the Plan, to construe the terms of the Plan and to decide any matter presented through the claims procedure. Any final determination by the Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based upon the evidence considered by the Administrator at the time of such determination.

         7.4 Administrative Expenses. All expenses incurred in the administration of the Plan, including legal fees and expenses, shall be paid and borne by the Employer.

         7.5 Claims Procedure. If a Participant or his Beneficiary (a "Claimant") is denied all or a portion of a benefit under this Plan, he may file a written claim for benefits with the Administrator. The Administrator or an individual appointed to act on behalf of the Administrator shall review the claim and notify the Claimant of the Administrator's decision within ninety (90) days of receipt of such claim, unless the Claimant receives written notice prior to the end of the 90-day period stating that special circumstances require an extension of the time for decision. The Administrator's decision shall be in writing, sent by mail to the Claimant's last known address, and if a denial of the claim, will contain the specific reasons for the denial, reference to pertinent provisions of this Plan on which the denial is based, a designation of any additional material necessary to perfect the claim, and an explanation of the claim review procedure.

         A Claimant is entitled to request a review of any denial by the Administrator, by written request to the Administrator within 60 days of receipt of the denial. (If the Company is acting as


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Administrator, such review shall be to the Board or a subcommittee of the
Board.) Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Administrator shall afford the Claimant the opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for review (provided that, in special circumstances the Administrator may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant). The Administrator's review decision shall contain specific reasons for the decision and reference to the pertinent provisions of this Plan.

         7.6 Indemnification. Except as otherwise provided by law, neither the Board nor any individual member of the Board, nor the Company or any Employer, nor any officer, shareholder or employee of any Employer shall be liable for any error of judgment, action or failure to act hereunder or for any good faith exercise of discretion, excepting only liability for gross negligence or willful misconduct. Such individuals and entities shall be indemnified and held harmless by the Employer against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees) arising by reason of any good faith error or omission or commission with respect to any responsibility, duty or action hereunder. Nothing herein contained shall preclude the Employer from purchasing insurance to cover potential liability of one or more persons who serve in an administrative capacity with respect to the Plan.

         7.7 Withholding. To the extent required by law, the Employer shall withhold any taxes required to be withheld by the federal or any state or local government from payments made hereunder or from other amounts paid to the Participant by the Employer.


                                    SECTION 8
                        AMENDMENT AND TERMINATION OF PLAN

         8.1 Right to Amend or Terminate. The Company, through its Board of Directors or authorized officer or employee, reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason; provided, however, that no such amendment or termination shall deprive any Participant or Beneficiary of any amounts accrued to him under this Plan prior to the date of such amendment or termination.

         8.2 Effect of Termination. If this Plan is terminated, an Interest Participant's Account hereunder as of the date of Plan termination shall continue to be credited with investment gains and losses as provided under
Section 5, and the Accounts of Participants shall be paid at such time and in such form as provided for under the terms of the Plan as in effect on the date of Plan termination (subject to the Company's absolute discretion under Section
6.3 to modify or to accelerate distributions at any time); provided, however, that no additional deferrals or contributions shall be credited to any Participant Account after Plan termination. Notwithstanding any other provision of the Plan to the contrary, the Company shall always have the right to prospectively amend the investment funds available under Section 5 of the Plan.



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                                    SECTION 9
                               GENERAL PROVISIONS

         9.1 Inalienability. In no event may either a Participant, or his Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, unless otherwise required by applicable law, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

         9.2 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any deferrals nor any action of Company or any Employer, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employer other than as provided in the Plan. The Employer expressly reserves the right to discharge any employee at any time.

         9.3 Apportionment of Duties. Whenever the Company is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Company who is duly authorized by the Board of Directors.

         9.4 Impact on Other Plans. No deferrals, contributions, or payments under this Plan shall be considered as salary or compensation under any other qualified or nonqualified employee benefit plan of the Employers, except as otherwise may be provided by such plan.

         9.5 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with the laws of the State of Wisconsin, to the extent not preempted by ERISA or other federal law.

         9.6 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

         9.7 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

         9.8 Number and Gender. The use of the singular shall be interpreted to include the plural and the plural the singular, as the context shall require. The use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter, as the context shall require.


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         9.9   Status of Plan Under ERISA and the Code. The Plan is intended to be an unfunded plan maintained by an Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for tax purposes and for purposes of Title I of ERISA, and the Plan is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Plan document on its behalf as of the 1st day of May, 2000, to be effective as of the Effective Date.


                                   PLEXUS CORP.


                                   By:   /s/
                                      ------------------------------------------

                                   Attest:  /s/
                                          --------------------------------------



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                                   SCHEDULE I

                        CHARACTERIZATION OF PARTICIPANTS



                                          PARTICIPANT CHARACTERIZED AS INTEREST
             PARTICIPANT NAME                  OR ZERO RETURN PARTICIPANT
             ----------------                  --------------------------

   Joseph Robert Kronser                         Zero Return Participant

   Joseph D. Kaufman                             Zero Return Participant

   Tony L. Nicholls                              Zero Return Participant

   Dean A. Foate                                 Zero Return Participant

   Paul L. Ehlers                                Zero Return Participant

   Michael T. Verstegen                          Zero Return Participant

   David Clark                                   Zero Return Participant

   Thomas Sabol                                  Zero Return Participant



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                                   SCHEDULE II
                             EMPLOYER CONTRIBUTIONS


                                                                  Employer Contribution Amount

             Participant Name             2000        2001        2002        2003        2004        2005        2006
                                          ----        ----        ----        ----        ----        ----        ----

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


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